Exhibit 99.1

350 Park Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes	Press: Kerry Kelly-Guiliano
Head of Investor Relations	Financial Dynamics
ExlService Holdings, Inc.	(617) 747-3603
(212) 277-7109	kerry.guiliano@fd.com
ir@exlservice.com

EXL REPORTS 2007 SECOND QUARTER RESULTS

New York, NY – August 8, 2007 – ExlService Holdings, Inc. (NASDAQ: EXLS), a recognized provider of offshore solutions, including business process outsourcing, research and analytics and advisory services, today announced its financial results for the quarter ended June 30, 2007.

The Company’s financial highlights for the second quarter of 2007 include:

•	Revenues for the quarter increased 71% to $43.0 million from $25.2 million in the second quarter of 2006 comprised of 56% organic revenue growth and 15% acquisition-related revenue growth.

•	Gross margin for the quarter was 33.1% compared to 36.8% in the second quarter of 2006.

•

Operating margin for the quarter was 6.1% compared to 12.3% in the second quarter of 2006; adjusted operating margin for the quarter, excluding the impact of stock-based compensation expense and amortization of intangibles, was 10.0% compared to 13.1% in the second quarter of 2006.

•

Net income to common stockholders for the quarter was $5.6 million compared to $1.4 million in the second quarter of 2006; net income to common stockholders for the quarter includes stock-based compensation expense and amortization of intangibles of $1.7 million and $0.2 million in the second quarter of 2007 and 2006, respectively.

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

Vikram Talwar, CEO and Vice-Chairman of EXL, commented: “I am enthusiastic about the continued rapid growth in EXL’s business during the quarter and the strong interest we are seeing from new and existing clients. EXL secured eleven new clients this quarter including several blue-chip names in line with our strategy of acquiring the highest quality clients in select industry domains. We also entered a new vertical this quarter with the addition of a Fortune 500 transportation services provider. ”

Rohit Kapoor, President and COO of EXL, commented: “EXL is executing on its plan of investing in our front-end with the creation of our Strategic Account Management function with the goal of strengthening our existing client relationships. In addition, this quarter we added significant additional talent to the sales and marketing function. Operationally, our track record of process excellence remains strong and our attrition management program is beginning to deliver the desired results.”

Matt Appel, CFO of EXL, commented: “EXL’s revenue growth outperformed expectations this quarter and was led by continued strong momentum in the BPO business and a record quarter in advisory services. As a result, we are revising upward our 2007 revenue guidance to between $168 million and $172 million from $160 million to $170 million previously. In addition, despite the significant rupee appreciation during the second quarter, we are reaffirming our adjusted operating margin guidance of 12% for the year.”

Financial Highlights – Second Quarter 2007

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Revenues for the quarter ended June 30, 2007 increased 71% to $43.0 million from $25.2 million in the quarter ended June 30, 2006. BPO revenue for the quarter of $35.3 million reflects organic growth of 57.5% year over year. Research and analytics revenue for the quarter of $4.3 million is not comparable with the second quarter of 2006 since the size of this business line was not significant. Advisory revenue of $3.4 million for the quarter reflects organic growth of 54.9% year over year.

•

Gross margin for the quarter ended June 30, 2007 was 33.1% compared to 36.8% in the quarter ended June 30, 2006. BPO gross margin for the quarter was 35.8% reflecting the impact of the Indian rupee and annual wage increases. Research and analytics gross margin for the quarter of 12.9% reflects the continued softness in this line of business. Advisory gross margin for the quarter was 29.8% reflecting the impact of the Indian rupee as well as costs attributable to staff and management additions.

•

Operating margin for the quarter ended June 30, 2007 was 6.1%, compared to 12.3% in the quarter ended June 30, 2006. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended June 30, 2007 was 10.0% compared to 13.1% in the quarter ended June 30, 2006. Operating margin was negatively impacted in the second quarter by a number of factors including the significant appreciation of the Indian rupee, continued softness in the research and analytics business line, annual wage increases and the opening of a new, 1,200 seat operating facility.

•

Net income to common stockholders for the quarter ended June 30, 2007 was $5.6 million compared to $1.4 million in the quarter ended June 30, 2006; net income to common stockholders for the quarter includes stock-based compensation expense and amortization of intangibles of $1.7 million and $0.2 million in the second quarter of 2007 and 2006, respectively. Net income benefited by approximately $2.3 million of foreign exchange gains during the quarter as well as a significantly lower effective tax rate. Diluted earnings per share was $0.19 for the quarter ended June 30, 2007.

•

Revenue generated from our largest client was 29% of total revenues for the quarter ended June 30, 2007 compared to 41% for the quarter ended June 30, 2006. Revenue generated from our three largest clients was 60% of total revenues for the quarter ended June 30, 2007 compared to 64% for the quarter ended June 30, 2006.

Note: Results may not be comparable due to the inclusion of the financial results of Inductis, Inc. in our consolidated financial statements from July 1, 2006.

Business Highlights – Second Quarter 2007

•

Our BPO business line continued to experience rapid revenue growth and grew 8.0% compared to the preceding quarter. During the quarter EXL secured two new contracts including a finance and accounting contract with a Fortune 500 transportation company and benefited from growth in several existing client relationships. The BPO business line comprised 82% of our revenues for the second quarter and grew 57.5% year over year.

•

Our advisory business line continued its track record of record quarterly revenue growth. During the second quarter the advisory business line continued to enhance the value and diversity of its service offerings and secured five new contracts including an engagement to provide finance and accounting transformation services for one of the leading European investment banks.

•

As expected, the research and analytics business line experienced continued softness during the second quarter. EXL continues to focus on cross-selling to existing clients as well as securing new client relationships. During the second quarter, the research and analytics business line initiated four new relationships including a Fortune 50 U.S. bank and a FTSE-100 U.K. bank. The research and analytics business line continued to capitalize on cross-sell opportunities as this business line increasingly attracts revenues that are recurring and contracted in nature.

As of June 30, 2007, EXL had a headcount of approximately 9,300 individuals, an increase of 31% from approximately 7,100 at June 30, 2006. The Company’s headcount during the second quarter of 2007 increased by approximately 300 employees from the end of the preceding quarter. The attrition rate for billable employees during the second quarter of 2007 declined slightly to 41.9% as compared to 43.7% in the first quarter of 2007.

2007 Outlook

Based on current visibility, the Company is providing the following guidance:

•	Calendar year 2007 revenue revised upwards to between $168 million to $172 million.

•	Calendar year 2007 adjusted operating margin guidance of 12% remains unchanged.

•	Effective tax rate guidance for remainder of 2007 of between 10% and 15%.

•	Calendar year 2007 EPS of between $0.74 and $0.78 per diluted share.

Conference Call

EXL will host a conference call on Thursday, August 9, at 8:00 a.m. (ET) to discuss the Company’s quarterly results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the EXL web site at www.exlservice.com, where the accompanying presentation can also be accessed. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-866-543-6407 or 1-617-213-8898 and entering “71509461.” For those who cannot access the live broadcast, a replay will be available by dialing 888-286-8010 or 617-801-6888 and entering “95054031” from two hours after the end of the call until 11:59 p.m. (EST) on August 24th, 2007. The replay will also be available at the EXL web site.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS), is a recognized provider of offshore solutions including business process outsourcing (BPO), research and analytics and advisory services. It primarily serves the needs of Global 1000 companies in the banking, financial services and insurance sector. EXL is headquartered at 350 Park Avenue, New York, NY. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues	$42,646,251	$24,650,263	$82,150,252	$46,107,597
Revenues (from related parties)	373,588	579,995	724,035	680,645

Total revenues	$43,019,839	$25,230,258	$82,874,287	$46,788,242
Cost of revenues (exclusive of depreciation and amortization)	28,798,645	15,941,695	53,280,613	29,887,639

Gross profit	14,221,194	9,288,563	29,593,674	16,900,603

Operating expenses:
General and administrative expenses	6,805,341	3,633,351	12,840,888	7,308,380
Selling and marketing expenses	2,027,727	685,909	3,991,257	1,448,100
Depreciation and amortization	2,764,035	1,875,243	5,204,937	3,639,974

Total operating expenses	11,597,103	6,194,503	22,037,082	12,396,454

Income from operations	2,624,091	3,094,060	7,556,592	4,504,149
Other income (expense):
Foreign exchange gain (loss)	2,294,904	(1,100,715)	2,865,011	(699,894)
Interest and other income	1,018,782	363,759	2,026,584	601,382
Interest expense	(9,559)	(101,748)	(27,080)	(203,767)

Income before income taxes	5,928,218	2,255,356	12,421,107	4,201,870
Income tax provision/(benefit)	308,170	670,196	1,392,433	503,428

Net income	5,620,048	1,585,160	11,028,674	3,698,442
Dividends and accretion on preferred stock	—	(173,651)	—	(342,379)

Net income to common stockholders	$5,620,048	$1,411,509	$11,028,674	$3,356,063

Basic earnings per share to common stockholders	$0.20	$0.07	$0.39	$0.16
Diluted earnings per share to common stockholders	$0.19	$0.07	$0.38	$0.16
Weighted-average number of shares used in computing earnings per share:
Basic(1)	28,495,781	21,224,168	28,319,530	21,217,626
Diluted(1)	29,210,372	21,407,834	29,050,897	21,429,822

(1)	The number of shares and earnings per share data for the three and six months ended June 30, 2006 has been adjusted to reflect the stock split and conversion effected by the Company in connection with its October 2006 initial public offering.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$82,604,086	$85,366,103
Restricted cash	482,720	1,093,277
Accounts receivable, net of allowance for doubtful accounts of $22,539 at June 30, 2007 and $100,828 at December 31, 2006	34,300,602	26,801,058
Accounts receivable from related parties	316,618	254,803
Employee receivables	835,452	638,589
Prepaid expenses	1,656,936	1,673,721
Deferred tax assets	3,578,669	3,570,990
Prepaid income tax	106,788	—
Other current assets	7,755,706	3,321,992

Total current assets	131,637,577	122,720,533
Fixed assets, net	23,639,959	21,545,324
Intangibles, net	790,000	1,970,000
Goodwill	16,785,487	16,651,462
Restricted cash	340,776	302,160
Deferred tax assets	2,254,722	818,219
Other assets	6,488,952	1,601,244

Total assets	$181,937,473	$165,608,942

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,666,365	$3,161,942
Deferred revenue	4,517,166	6,376,725
Accrued employee cost	8,875,308	10,251,197
Other accrued expenses and current liabilities	11,016,164	14,336,829
Income taxes payable	—	2,705,326
Current portion of capital lease obligation	102,563	165,995
Deferred tax liabilities	255,750	700,901

Total current liabilities	27,433,316	37,698,915

Capital lease obligations, less current portion	172,862	227,651
Deferred tax liabilities	73,101	146,200
Other non current liabilities	438,883	339,715

Total liabilities	28,118,162	38,412,481
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 28,714,859 shares issued and outstanding as at June 30, 2007 and 28,262,289 shares issued and outstanding as at December 31, 2006	28,715	28,263
Additional paid-in capital	106,912,223	98,429,374
Retained earnings	39,693,321	28,664,647
Accumulated other comprehensive income/ (loss)	7,220,568	109,693

	153,854,827	127,231,977
Less: 149,138 shares as at June 30, 2007 and December 31, 2006, held in treasury, at cost	(35,516)	(35,516)

Total stockholders’ equity	153,819,311	127,196,461

Total liabilities and stockholders’ equity	$181,937,473	$165,608,942

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of EXL’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, EXL’s management uses financial statements that do not include stock-based compensation expense related to employee stock options and amortization of acquisition-related intangibles for financial and operational decision making, to evaluate period-to-period comparisons or for making comparisons of EXL’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), EXL’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation and amortization of acquisition-related intangibles allows investors to make additional comparisons between EXL’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions. Accordingly, EXL believes that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in EXL’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following table shows the reconciliation of these adjusted financial measures from GAAP for the three months ended June 30, 2007 and June 30, 2006:

($ in thousands)

	Three Months Ended June 30,				Three Months Ended June 30,
	2007 US GAAP	Adjustments		2007 Non-GAAP	2006 US GAAP	Adjustments		2006 Non-GAAP
Revenues	$43,020	$—		$43,020	$25,230	$—		$25,230
Cost of revenues (exclusive of depreciation and amortization)	28,799	(289	)(a)	28,510	15,942	(28	)(a)	15,914

Gross profit	14,221	289		14,510	9,288	28		9,316

Gross Margin %	33.1%			33.7%	36.8%			36.9%
Selling, general and administrative expenses	8,833	(802	)(a)	8,031	4,319	(173	)(a)	4,146
Depreciation and amortization expense	2,764	(590	)(b)	2,174	1,875			1,875

Income from operations	$2,624	$1,681		$4,305	$3,095	$201		$3,295

Operating Margin %	6.1%			10.0%	12.3%			13.1%

(a)	To exclude stock-based compensation expense under FAS 123(R).
(b)	To exclude amortization of intangibles recorded in the quarter ending June 30, 2007 in connection with the Inductis acquisition.

Note: The income statement for the three months ended June 30, 2006 does not include Inductis, Inc.